Exhibit 10.5

NISSAN AUTO LEASE TRUST 2017-B

NISSAN MOTOR ACCEPTANCE CORPORATION,

as Administrative Agent,

NISSAN AUTO LEASING LLC II,

as Depositor,

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

TRUST ADMINISTRATION AGREEMENT

Dated as of October 10, 2017

Exhibit 10.5

i

TRUST ADMINISTRATION AGREEMENT

This Trust Administration Agreement, dated as of October 10, 2017 (this “Agreement”), is among Nissan Auto Lease Trust 2017-B, a Delaware statutory trust (the “Issuing Entity”), Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), as administrative agent (in such capacity, the “Administrative Agent”), Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), as depositor (the “Depositor”), and U.S. Bank National Association, a national banking association (“U.S. Bank”), as indenture trustee (the “Indenture Trustee”).

RECITALS

WHEREAS, the Issuing Entity was formed pursuant to a trust agreement, dated as of September 22, 2017, as amended and restated by the amended and restated trust agreement, dated as of October 10, 2017 (the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as trustee (the “Owner Trustee”); and

WHEREAS, the parties desire to enter into this agreement to provide for, among other things, the Administrative Agent’s provision of certain services to the Issuing Entity and the Owner Trustee.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01 Capitalized Terms; Interpretive Provisions.

(a) Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Agreement of Definitions, dated as of October 10, 2017, by and among the Issuing Entity, NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary (in such capacity, the “Grantor” and the “UTI Beneficiary,” respectively), Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), NMAC, in its individual capacity, as Administrative Agent and as servicer (in such capacity, the “Servicer”), NALL II, NILT, Inc., a Delaware corporation, as trustee to the Titling Trust (the “Titling Trustee”), the Owner Trustee, Wilmington Trust Company, a Delaware corporation, as Delaware trustee (the “Delaware Trustee”), U.S. Bank, as trust agent (in such capacity, the “Trust Agent”) and the Indenture Trustee.

(b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article or Section such as “Article One” or “Section 1.01” shall refer to the applicable Article or Section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to

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agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, except that references to the SUBI Trust Agreement include only such items as related to the 2017-B SUBI and the Titling Trust, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement include all Exhibits hereto, (xi) the phrase “Titling Trustee on behalf of the Trust,” or words of similar import, shall, to the extent required to effectuate the appointment of any Co-Trustee pursuant to the Titling Trust Agreement, be deemed to refer to the Trustee (or such Co-Trustee) on behalf of the Titling Trust, and (xii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

Section 1.02 Duties of the Administrative Agent.

(a) The Administrative Agent agrees to perform all its duties as Administrative Agent and the duties of the Issuing Entity and the Owner Trustee under the Related Documents. In addition, the Administrative Agent shall consult with the Owner Trustee regarding the duties of the Issuing Entity or the Owner Trustee under the Related Documents. The Administrative Agent shall monitor the performance of the Issuing Entity and shall advise the Owner Trustee when action is necessary to comply with the respective duties of the Issuing Entity and the Owner Trustee under the Related Documents. The Administrative Agent shall prepare for execution by the Issuing Entity, or shall cause the preparation by other appropriate persons of, all such documents, reports, notices, filings, instruments, certificates and opinions that it shall be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver pursuant to the Related Documents. In addition, the Administrative Agent or the Depositor shall execute and deliver any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, to the extent permitted by applicable law. In furtherance of the foregoing, the Administrative Agent shall take (or, in the case of the immediately preceding sentence, cause to be taken) all appropriate action that the Issuing Entity or the Owner Trustee is required to take pursuant to the Indenture, including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to Sections of the Indenture):

(i) the preparation of or obtaining of the documents and instruments required for execution and authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

(ii) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

(iii) preparation of, obtaining of or filing of all instruments, opinions and certificates or other documents required for the release of Collateral (Section 2.08);

(iv) the maintenance of an office in the Borough of Manhattan, The City of New York, for registration of transfer or exchange of Notes (Section 3.02);

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(v) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

(vi) the direction to the Indenture Trustee to deposit monies with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

(vii) the obtaining and preservation of the Issuing Entity’s qualifications to do business (Section 3.04);

(viii) the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the Owner Trust Estate (Section 3.05);

(ix) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, as to the Owner Trust Estate, and the annual delivery of the Officer’s Certificate and certain other statements as to compliance with the Indenture (Sections 3.06 and 3.09);

(x) the identification to the Indenture Trustee in an Officer’s Certificate of any Person with whom the Issuing Entity has contracted to perform its duties under the Indenture (Section 3.07(b));

(xi) the notification of the Indenture Trustee and each Rating Agency of a Servicer Default under the Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the 2017-B SUBI Assets, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

(xii) the delivery of written notice to the Indenture Trustee and each Rating Agency of each Indenture Default (Section 3.11);

(xiii) the delivery of prior written notice to each Rating Agency of the Issuing Entity ‘s consolidation or merger with or into any other Person (Section 3.15(a));

(xiv) the delivery of prior written notice to each Rating Agency of the Issuing Entity ‘s conveyance or transfer of any of its properties or assets to any Person (Section 3.15(b));

(xv) the preparation and obtaining of documents and instruments required for the release of the Issuing Entity from its obligations under the Indenture (Section 4.01);

(xvi) the monitoring of the Issuing Entity’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

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(xvii) the preparation and delivery of notice to the Rating Agencies of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);

(xviii) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of the Indenture Trustee or any co-trustee or separate trustee (Sections 6.08 and 6.10);

(xix) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

(xx) the furnishing of certain reports with the Indenture Trustee (Section 7.03);

(xxi) the taking of all other actions necessary with respect to the investment of funds in the Note Distribution Account (Sections 8.02 and 8.05);

(xxii) [Reserved];

(xxiii) the preparation of Issuing Entity Requests and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures, and the mailing of notices to the Noteholders with respect thereto (Sections 9.01 and 9.02);

(xxiv) the execution of new Notes conforming to any supplemental indenture (Section 9.05);

(xxv) the duty to notify each Rating Agency of redemption of the Notes (Section 10.02);

(xxvi) the preparation and delivery of all Officer’s Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuing Entity to the Indenture Trustee to take any action under the Indenture (Section 11.01(a), (b));

(xxvii) the preparation and delivery of Officer’s Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the Lien of the Indenture (Section 11.01(b));

(xxviii) [Reserved]; and

(xxix) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.11).

(b) The Administrative Agent shall (a) pay the Indenture Trustee from time to time the reasonable compensation provided for in the Indenture with respect to services rendered by the Indenture Trustee, (b) pay the Owner Trustee, the Certificate Registrar and the Paying Agent from time to time reasonable compensation provided for in the Trust Agreement for all services rendered by the Owner Trustee, the Certificate Registrar and the Paying Agent (which

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compensation shall not be limited by any provision of law in regard to the compensation for a trustee of an express trust); (c) provide the indemnification specified in Section 8.01 of the Trust Agreement, and Section 6.07 of the Indenture, and (d) cause the Servicer to provide the indemnification specified in Section 8.02(e) of the Servicing Agreement.

(c) In addition to the duties set forth above in Sections 1.02(a) and (b), the Administrative Agent shall perform such calculations and shall prepare or shall cause the preparation by other appropriate Persons of, and shall execute on behalf of the Issuing Entity or the Owner Trustee, all such documents, notices, reports, filings, instruments, certificates and opinions that the Issuing Entity or the Owner Trustee is required to prepare, file or deliver pursuant to the Related Documents, and at the request of the Owner Trustee shall take all appropriate action that the Issuing Entity or the Owner Trustee is required to take pursuant to the Related Documents. Subject to Section 1.06 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrative Agent shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrative Agent.

(d) Notwithstanding anything in this Agreement or the Related Documents to the contrary, the Administrative Agent shall be responsible for promptly notifying the Owner Trustee if any withholding tax is imposed on the Issuing Entity’s payments (or allocations of income) to a Trust Certificateholder as contemplated in Section 5.02(d) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

(e) Notwithstanding anything in this Agreement or the Related Documents to the contrary, the Administrative Agent shall be responsible for performance of the duties of the Owner Trustee set forth in Sections 5.03 and 9.01(c) of the Trust Agreement with respect to notifying the Trust Certificateholders of the Payment Date on which their Trust Certificates will be repaid and Section 5.04(a) of the Trust Agreement with respect to accounting and reports to Trust Certificateholders; provided, however, that the Owner Trustee shall retain responsibility for the distribution of the documentation necessary to enable each Trust Certificateholder to prepare its federal and state income tax returns.

(f) The Administrative Agent shall satisfy its obligations with respect to clauses (d) and (e) above by retaining, at the expense of the Administrative Agent, Accountants acceptable to the Owner Trustee, which shall perform the obligations of the Administrative Agent thereunder.

(g) The Administrative Agent shall perform any duties expressly required to be performed by the Administrative Agent under the Trust Agreement. The Administrative Agent shall perform all duties and obligations applicable to or required of the Issuing Entity set forth in Schedule A to the 2017-B Servicing Supplement in accordance with the terms and conditions thereof.

(h) [Reserved].

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(i) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrative Agent may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity and shall be, in the Administrative Agent’s opinion, no less favorable to the Issuing Entity than would be available from unaffiliated parties.

(j) With respect to matters that in the reasonable judgment of the Administrative Agent are non-ministerial, the Administrative Agent shall not take any action unless within a reasonable time before the taking of such action the Administrative Agent shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(i) amendment of or any supplement to the Indenture;

(ii) the initiation of any claim or lawsuit by the Issuing Entity and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity (other than in connection with the collection of the Leases);

(iii) the amendment, change or modification of the Related Documents;

(iv) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrative Agents or successor Servicers, or the consent to the assignment by the Note Registrar, any Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(v) the removal of the Indenture Trustee.

Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not be obligated to, and shall not, (i) make any payments to the Noteholders under the Related Documents, (ii) sell the Owner Trust Estate pursuant to Section 5.02 of the Indenture, (iii) take any other action that the Issuing Entity directs the Administrative Agent not to take on its behalf or (iv) take any other action which may be construed as having the effect of varying the investment of the Trust Certificateholders.

(k) The Administrative Agent will deliver to each Rating Agency notice (which shall be deemed to be delivered if a copy of such notice has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240.17g-5(a)(3)) of (i) any Servicer Default pursuant to Section 3.07(d) of the Indenture; (ii) any breach of perfection representations pursuant to Section 3.18(c) of the Indenture; (iii) any declaration that the principal of the Notes has been accelerated pursuant to Section 5.02 of the Indenture; (iv) any Indenture Default of which it has been provided notice pursuant to Section 6.05 of the Indenture; (v) any merger or consolidation of the Indenture Trustee pursuant to Section 6.09 of the Indenture; (vi) unaudited report it has been provided pursuant to Section 8.04(f) of the Indenture; (vii) any final payment of Trust Certificates pursuant to Section 9.01(c) of the Trust Agreement; (viii) any resignation of the Owner Trustee of which it has been provided notice pursuant to Section 10.02 of the Trust Agreement; (ix) any

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resignation or removal of the Owner Trustee pursuant to Section 10.02 of the Trust Agreement; (x) any merger or consolidation of the Owner Trustee pursuant to Section 10.04 of the Trust Agreement; (xi) any Servicer Default of which it has been provided notice pursuant to Section 8.12(c) of the 2017-B Servicing Supplement; and (xii) any amendment to the Agreement of Definitions pursuant to Section 1.04(g) of the Agreement of Definitions.

Section 1.03 Records. The Administrative Agent shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuing Entity and the Depositor at any time during normal business hours upon reasonable prior written notice.

Section 1.04 Compensation. As compensation for the performance of the Administrative Agent’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrative Agent shall be entitled to a monthly payment of compensation in an amount to be agreed to between the Administrative Agent and the Servicer, which shall be solely an obligation of the Servicer and which shall not be paid from the proceeds of the Leases, Leased Vehicles or other Titling Trust Assets.

Section 1.05 Additional Information to be Furnished to the Issuing Entity. The Administrative Agent shall furnish to the Issuing Entity from time to time such additional information regarding the Collateral as the Issuing Entity shall reasonably request.

Section 1.06 Independence of the Administrative Agent. For all purposes of this Agreement, the Administrative Agent shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuing Entity, the Administrative Agent shall have no authority to act for or represent the Issuing Entity or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuing Entity or the Owner Trustee.

Section 1.07 No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrative Agent and either of the Issuing Entity or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 1.08 Other Activities of Administrative Agent. Nothing herein shall prevent the Administrative Agent or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Administrative Agent for any other Person or entity, even though such person or entity may engage in business activities similar to those of the Issuing Entity, the Owner Trustee or the Indenture Trustee.

Section 1.09 Term of Agreement; Resignation and Removal of Administrative Agent. This Agreement shall continue in force until the dissolution of the Issuing Entity, upon which event this Agreement shall automatically terminate.

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(a) Subject to Sections 1.09(d) and 1.09(e) of this Agreement, the Administrative Agent may resign its duties hereunder by providing the Issuing Entity with at least 60 days’ prior written notice.

(b) Subject to Sections 1.09(d) and 1.09(e) of this Agreement, the Issuing Entity may remove the Administrative Agent without cause by providing the Administrative Agent with at least 60 days’ prior written notice.

(c) Subject to Sections 1.09(d) and 1.09(e) of this Agreement, at the sole option of the Issuing Entity, the Administrative Agent may be removed immediately upon written notice of termination from the Issuing Entity to the Administrative Agent if any of the following events shall occur:

(i) the Administrative Agent shall default in the performance of any of its duties under this Agreement and which, after notice of such default, continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure);

(ii) (A) the existence of any Proceeding in, or the entry of a decree or order for relief by, a court or regulatory authority having jurisdiction over the Administrative Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official with respect to the Administrative Agent or of any substantial part of its property or (C) the ordering of the winding up or liquidation of the affairs of the Administrative Agent, and in each case, the continuance of any such Proceeding unstayed and in effect for a period of 90 consecutive days, or immediately upon entry of any decree or order; or

(iii) the Administrative Agent (A) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (B) fails to pay, or is generally unable to pay, its debts as they become due, (C) makes a general assignment for the benefit of creditors, (D) commences a voluntary case under the federal bankruptcy laws (E) is adjudicated to be bankrupt or insolvent, (F) files a petition seeking to take advantage of any other law providing for the relief of debtors, or (G) takes any corporate action for the purpose of effecting any of the foregoing, and in each case, the continuance of any such event remains unstayed and in effect for a period of 90 consecutive days.

The Administrative Agent agrees that if any of the events specified in clauses (ii) or (iii) above shall occur, it shall give written notice thereof to the Issuing Entity and the Indenture Trustee within seven days after the occurrence of such event.

(d) No resignation or removal of the Administrative Agent pursuant to this Section shall be effective until (i) a successor Administrative Agent shall have been appointed by the Issuing Entity and (ii) such successor Administrative Agent shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrative Agent is bound hereunder.

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(e) The appointment of any successor Administrative Agent shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

(f) Subject to Sections 1.09(d) and 1.09(e), the Administrative Agent acknowledges that upon the appointment of a successor Servicer pursuant to the Servicing Agreement, the Administrative Agent shall immediately resign and such successor Servicer shall automatically become the Administrative Agent under this Agreement.

Section 1.10 Action Upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to the first sentence of Section 1.09 or the resignation or removal of the Administrative Agent pursuant to Section 1.09(a), (b) or (c), respectively, the Administrative Agent shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrative Agent shall forthwith upon such termination pursuant to the first sentence of Section 1.09 deliver to the Issuing Entity all property and documents representing or relating to the Collateral then in the custody of the Administrative Agent. In the event of the resignation or removal of the Administrative Agent pursuant to Section 1.09(a), (b) or (c), respectively, the Administrative Agent shall cooperate with the Issuing Entity and take all reasonable steps requested to assist the Issuing Entity in making an orderly transfer of the duties of the Administrative Agent.

Section 1.11 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered, sent electronically by telecopier or email (if an email address is provided), or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, and addressed in each case as follows: (i) if to the Issuing Entity or the Administrative Agent, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer; (ii) if to the Owner Trustee, at Wilmington Trust, National Association, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 636-4140), Attention: Corporate Trust Administration; (iii) if to the Indenture Trustee, at U.S. Bank National Association, 190 South LaSalle Street, 7th Floor, Chicago, IL 60603 (telecopier no. (312) 332-7996) (email: jessica.elliott1@usbank.com), Attention: Nissan Auto Lease Trust 2017-B; (iv) if to Moody’s, to Moody’s Investors Service, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 (telecopier no. (212) 553-7820), Attention: ABS Monitoring Group; (v) if to Fitch, to Fitch Ratings, Inc., 33 Whitehall Street, New York, New York 10004 (email: abs.surveillance@fitchratings.com) Attention: ABS Surveillance; or (vi) if to the Depositor, at One Nissan Way, Franklin 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer; or at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Trust Administration Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

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Section 1.12 Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the parties hereto, with the written consent of the Owner Trustee but without the consent of the Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, that such amendment will not materially and adversely affect any Noteholder. An amendment shall be deemed not to materially and adversely affect the Noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the Administrative Agent or the Depositor delivers an Officer’s Certificate to the Indenture Trustee stating that such amendment will not materially and adversely affect the Noteholders. This Agreement may also be amended by the parties hereto with the written consent of the Owner Trustee and (a) the holders of Notes evidencing at least a majority of the Outstanding Amount, or (b) in the case of any amendment that does not materially and adversely affect the Noteholders, the holders of Trust Certificates evidencing at least a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Securityholders; provided however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 2017-B Leases or distributions that are required to be made for the benefit of the Securityholders, or (ii) reduce the aforesaid percentage of the holders of Notes and Trust Certificates which are required to consent to any such amendment, without the consent of the holders of all outstanding Notes and Trust Certificates. Notwithstanding the foregoing, the Administrative Agent may not amend this Agreement without the permission of the Depositor, which permission shall not be unreasonably withheld.

Section 1.13 Successors and Assigns. This Agreement may not be assigned by the Administrative Agent unless such assignment is previously consented to in writing by the Issuing Entity and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrative Agent is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrative Agent without the consent of the Issuing Entity or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrative Agent; provided, that such successor organization executes and delivers to the Issuing Entity, the Owner Trustee and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee, in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrative Agent is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

Section 1.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York).

Section 1.15 Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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Section 1.16 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.17 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 1.18 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Wilmington Trust, National Association in its capacity as Owner Trustee of the Issuing Entity and in no event shall Wilmington Trust, National Association in its individual capacity or any beneficial owner of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by U.S. Bank as Indenture Trustee and in no event shall U.S. Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity.

Section 1.19 Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

Section 1.20 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the Depositor, the Titling Trustee, the Titling Trust, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NISSAN AUTO LEASE TRUST 2017-B, as Issuing Entity

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

NISSAN AUTO LEASING LLC II, as Depositor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION as Indenture Trustee

By:
Name:
Title:

NISSAN MOTOR ACCEPTANCE CORPORATION, as Administrative Agent

By:
Name:
Title:

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